Exhibit 10.11

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of May __, 2006 by Laidlaw Energy Group, Inc., a New York corporation (the "Pledgor") in favor of RGB Co-Gen, LLC, a Delaware Limited Liability Company, and ER Co-Gen, LLC, a Delaware limited liability company (collectively, the "Pledgees" and each, a "Pledgee").

SECTION 1. Pledge.  To secure the due and punctual payment by the Pledgor of the Liabilities (as hereinafter defined), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgees and hereby grants to the Pledgees a security interest in the following: (i) the shares of stock specified in Schedule I hereto (the "Pledged Stock");  (ii) all other property hereafter delivered to the Pledgees in substitution for or in addition to any of the foregoing; and (iii) all proceeds (as such term is defined in the Uniform Commercial Code as from time to time in effect in the State of New York) of any of the foregoing (the Pledged Stock and all such additional rights and other property being herein collectively called the "Collateral").

The term "Liabilities", as used herein, shall mean all obligations and liabilities of the Pledgor to the Pledgees under Article XII of that certain Stockholders' Agreement by and among the Pledgor, the Pledgees, Chatsworth Securities, LLC and Laidlaw Co-Gen, Inc., a Delaware corporation dated as of the date hereof.

SECTION 2. Certain Rights Regarding Collateral and Liabilities.  The Pledgees shall not be liable for their failure to collect or realize upon the Liabilities or any collateral, security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall the Pledgees be under any obligation to take any action whatsoever with respect thereto. The Pledgees may from time to time, after any portion of the Liabilities shall become due and payable, upon ten (10) days prior written notice to the Pledgor, (i) transfer all or any part of the Collateral into the name of the Pledgees or their nominees, (ii) enforce collection of any of the Collateral, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (iii) resort to the Collateral for payment of any portion of the Liabilities whether or not it shall have resorted to any other property securing payment of any portion of the Liabilities or shall have proceeded against any party primarily or secondarily liable on any portion of the Liabilities and (iv) take control of any proceeds of the Collateral.

SECTION 3. Dividends, Etc.  So long as no portion of the Liabilities shall be due and payable, the Pledgor shall be entitled to vote the Pledged Stock and to give consents, waivers and ratifications in respect of the Pledged Stock and shall be entitled to collect and receive for Pledgor's own use all cash dividends paid on or with respect to the Pledged Stock; provided, however, that all cash dividends payable on or in respect of the Pledged Stock which are determined by the Pledgees, in their sole and absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Pledgees and retained by them as part of the Collateral. The Pledgees shall also be entitled to receive directly, and to retain as part of the Collateral, (i) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Stock, (ii) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement, and (iii) all other or additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization. Any of the foregoing received by the Pledgor shall be held by the Pledgor in trust on behalf of and for the benefit of the Pledgees and shall forthwith be delivered to the Pledgees or their designated nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers executed by the Pledgor in accordance with the Pledgees' instructions) to be held subject to the terms of this Agreement; and provided, further, that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or the security interests granted hereby. Upon the nonpayment, when due, of any portion of the Liabilities, all rights of the Pledgor pursuant to this Section 3 hereof shall, at the election of the Pledgees, cease, and the Pledgees shall have the sole and exclusive right and authority to vote and give consents, waivers and ratifications pursuant to this Section 3 hereof.

SECTION 4. Remedies.  In the event that any portion of the Liabilities is not paid when due, the Pledgees, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices being hereby expressly waived by the Pledgor), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sales, at any exchange or broker's board or at any of the Pledgees' offices or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, with the right upon any such sale, public or private, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived and released by the Pledgor. The Pledgees shall have all the rights and remedies of a secured party under the New York Uniform Commercial Code.

SECTION 5. Representations, Warranties and Covenants.  The Pledgor represents and warrants that he/she is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Stock, subject to no lien whatsoever, except the lien created by this Agreement. The Pledgor covenants and agrees that he/she will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or any interest therein, or any proceeds thereof, except for the lien created by this Agreement, without the prior written consent of the Pledgees; and the Pledgor further covenants and agrees that it will defend the Pledgees' right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons; and the Pledgor further covenants and agrees to deliver to the Pledgees form time to time on request such stock powers and similar documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgees may request.

SECTION 6. Further Assurances.  The Pledgor and the Pledgees agree that, at any time and from time to time upon the written request of the other party, each party will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to effect the purposes of this Agreement.

SECTION 7. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8. No Waiver; Cumulative Remedies.  The Pledgees shall not by any act, delay, omission or otherwise be deemed to have waived any of their rights, powers or remedies hereunder and no waiver shall be valid unless in writing, signed by the Pledgees, and then only to the extent therein set forth. A waiver by the Pledgees of any right, power or remedy hereunder on any one occasion shall not be construed as a bar to the exercise of any right, power or remedy which the Pledgees would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of the Pledgees any right, power or remedy hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereto for the exercise of any right, power or remedy. The rights, powers and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights, powers or remedies provided by law.

SECTION 9. Notices.  All notices, demands, requests and other communications provided for or permitted under this Agreement shall be in writing, either delivered in hand or sent by registered first class mail, postage prepaid, or by tested telex or tested cable, addressed, if to the Pledgor and the Pledgees, at the addresses set forth on the signature pages hereto or to such other address as the party to receive any such notice, demand, request or communication may have designed by written notice to the other party, which notice complies as to delivery with the terms of this Section 9.

SECTION 10. Amendments; Applicable Law.  None of the terms or provisions of this Agreement may be amended except by an instrument in writing, duly executed by the Pledgees. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

SECTION 11. Termination. This Agreement shall terminate on the second anniversary of the date hereof unless a claim for indemnification is pending against the Pledgor pursuant to the terms of the Stockholders Agreement dated as of the date hereof, by and among the Pledgor, the Pledgees and Laidlaw Co-Gen, Inc. Upon termination of this Agreement, the Pledgees, at the request of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgees and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

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IN WITNESS WHEREOF, the Pledgor and the Pledgees have duly executed and delivered this Stock Pledge Agreement on the day and year first above written.

PLEDG OR:

LAIDLAW ENERGY GROUP, INC.

By:
Name:
Address:

PLEDGEES:

RGB CO-GEN, LLC

By:
Name:
Address:

ER CO-GEN, LLC

By:
Name:
Address:

SCHEDULE 1

Issuer of		Certificate	Number
Pledged Stock	Class	Number	of Shares

Laidlaw Co-Gen, Inc.	Common Stock, par value $1.00 per share		225